                                                                     EXHIBIT 3.2

                                    BYE-LAWS

                                       of

                                 ESG RE LIMITED


                                 INTERPRETATION
                                 --------------

          1.  In these Bye-Laws unless the context otherwise requires -

          "Bermuda" means the Islands of Bermuda;

          "Board" means the Board of Directors of the Company or the Directors present at a meeting of directors at which there is a quorum;

          "Class B Common Shares" shall have the meaning ascribed to it as Bye-Law 3(a)(ii);

          "Code" means the Internal Revenue Code of 1986, as amended, of the United States of America;

          "Common Shares" shall have the meaning ascribed to in Bye-Law
3(a)(ii);

          "Company" means the company incorporated in Bermuda under the name of ESG Re Limited on the 21 August, 1997;

          "Exchange Act" means the United States Securities Exchange Act of 1934. Citations to sections of the Exchange Act or to regulations, rules or schedules thereunder are to such provisions as they were in effect on 3 December 1997;

          "Non-assessable means the holder is not bound by any subsequent change to the Memorandum of Association or the Bye-Laws of the Company which increases a member's liability to the Company;"
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                                                                               2


          "Offering" means the offering of the Company's Common Shares (as defined herein) registered under the United States Securities Act of 1933 pursuant to Registration Statement No. 333-40341, the related Direct Sales (as defined in such registration statement) and listing of such shares on the Nasdaq Stock Exchange;

          "Organisational Shares" shall have the meaning ascribed to it in Bye-Law 3(a)(ii);

          "paid up" means paid up or credited as paid up;

          "Preference Shares" shall have the meaning ascribed to it in Bye-Law 3(a)(ii);

          "Register" means the Register of Shareholders of the Company;

          "Registered Office" means the registered office for the time being of the Company;

          "Resolution" means a resolution of the Board or, as the case may be the Shareholders or, where required, of a separate class or separate classes of Shareholders, adjusted either in a General Meeting or by unanimous written resolution in accordance with the provisions of these Bye-Laws;

          "Seal" means the common seal of the Company and includes any duplicate thereof;
          "Secretary" includes a temporary or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

          "Shareholder" means a shareholder or member of the Company;
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                                                                               3

          "the Companies Acts" means the Bermuda Companies Act 1981 as amended and every Bermuda statute from time to time in force concerning companies, insofar as the same shall apply to the Company;

          "these Bye-Laws" means these Bye-Laws in their present form or as from time to time amended;

          "U.S. SEC" means the United States Securities and Exchange Commission;

          for the purposes of these Bye-Laws a company shall be deemed to be present in person if its representative duly authorized pursuant to the Companies Acts is present;

          words importing the singular number also include the plural number and vice versa;

          words importing the masculine gender also include the feminine and neuter genders, respectively;

          words importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate;

          reference to writing shall include typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form;

          any words or expressions defined in the Companies Acts in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be).
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                                                                               4

                                REGISTERED OFFICE
                                -----------------

          2. The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

                                  SHARE RIGHTS
                                  ------------

          3. (a) (i) Subject to any special rights conferred on the holders of any share or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may in general meeting determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

          (ii) The authorized share capital of the Company at the date of the adoption of these Bye-Laws is US $250,012,000, divided into 12,000 ordinary shares, par value US$l.00 each (the "Organisational Shares"), 100,000,000 common shares, par value US$1.00 each (the "Common Shares"), 100,000,000 Class B common shares, par value US$1.00 each (the "Class B Common Shares"), and 50,000,000 preference shares par value US$1.00 each (the "Preference Shares").

          (iii) The Organisational Shares shall be purchased by the Company and cancelled pursuant to section 42A of the Companies Act 1981 as soon as practicable after any of the other shares in the capital of the Company are sold to any
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                                                                               5

person, either for monetary or other consideration, other than the purchasers of the Organisational Shares.

          (iv) The rights of the Class B Common Shares shall be identical to that of the Common Shares in every respect, provided that the Class B Common Shares shall have no voting rights except as required by Bermuda law.

          4. (a) The Board is expressly authorized at any time, and from time to time, without any vote of or action by the Shareholders, to issue preference shares, including, without limitation, redeemable preference shares, in one or more classes or series and to determine the rights, designations, powers, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, including, without limitation, consideration, dividend rights, conversion rights, voting powers (full or limited, or no voting powers), terms and manner of redemption (including, without limitation, sinking fund provisions), redemption dates, redemption prices, liquidation preferences, conditions and the number of shares constituting and the designation of any class or series of such preference shares. Any such determination shall be made by resolution adopted by the
Board. The designation and issue by the Board of any class or series of preference shares and the establishment of the rights and preferences thereof shall not be deemed to constitute an alteration or abrogation of the special rights attached to any class of shares for the purpose of Bye-Law 5 except as may be explicitly provided in the terms of issue of any shares for the time being issued.
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                                                                               6

          (b) Subject to the Companies Acts, any preference shares may, with the sanction of a resolution of the Board, be issued on terms:

               (1) that they are to be redeemed on the happening of a specified event or on a given date; and/or
               (2) that they are liable to be redeemed at the option of the
                   Company; and/or
               (3) if authorized by the Memorandum of Association of the
                   Company, that they are liable to be redeemed at the option of the holder.

          The terms and manner of redemption shall be provided for in such resolution of the Board and shall be attached to but shall not form part of these Bye-Laws.
                             MODIFICATION OF RIGHTS
                             ----------------------

          5. Subject to the Companies Acts and to Bye-Law 3(a)(ii)-(iv), all or any of the special rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than fifty percent of the issued shares of that class or with the sanction of a Resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two or more persons holding or representing by proxy any of the shares of the relevant class, that every holder of shares of the relevant class shall be entitled on a poll to one vote for every such share held by him and that any holder of shares of the relevant class present in person or by proxy may demand a poll. Nothing in this Bye-Law 5 shall be deemed to permit the holders of any non-voting class of shares to amend the terms of such class of shares to provide for voting rights in respect of such class.

          6. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith or senior
                                                ---- -----
thereto.

                                     SHARES
                                     ------

          7. Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, who may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

          8. The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law.

          9. Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided in these Bye-Laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.
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                                                                               8

                                  CERTIFICATES
                                  ------------

          10. The preparation, issue and delivery of certificates shall be governed by the Companies Acts. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

          11. If a share certificate is defaced, lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

          12. All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons.

                                      LIEN
                                      ----

          13. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such
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                                                                               9

share in respect of such share, and the Company shall also have a first and paramount lien on every share (other than a fully paid share) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not. The Company's lien on a share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-Law.

          14. The Company may sell, in such manner as the Board may think fit, any share an which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

          15. The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the Board may authorize some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

                                 CALLS ON SHARES
                                 ---------------

          16. The Board may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least fourteen days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

          17. A call may be made payable by installments and shall be deemed to have been made at the time when the resolution of the Board authorizing the call was passed.
          18. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.
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                                                                              11

          19. If a sum called in respect of the share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

          20. Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by way of premium, shall for all the purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

          21. The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.
                              FORFEITURE OF SHARES
                              --------------------

          22. If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.
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                                                                              12

          23. The notice shall name a further day (not being less than 14 days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-Laws to forfeiture shall include surrender.

          24. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or installments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

          25. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

          26. A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

          27. A person whose shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

          28. An affidavit in writing that the deponent is a Director or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorize some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

                            REGISTER OF SHAREHOLDERS
                            ------------------------

          29. The Secretary shall establish and maintain the Register of Shareholders at the Registered Office in the manner prescribed by the Companies Acts.

Unless the Board otherwise determines, the Register of Shareholders shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 9.

                      REGISTER OF DIRECTORS AND OFFICERS
                      -----------------------------------

          30. The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day.

                               TRANSFER OF SHARES
                               ------------------

          31. Subject to the Companies Acts, Bye-Law 56 and to such other restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve.

          32. The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully paid the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully paid share.

          The Board may also decline to register any transfer unless:

               (a) the instrument of transfer is duly stamped and lodged with the Company, accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,

               (b) the instrument of transfer is in respect of only one class of share,
               (c) where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained.

          Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law and Bye-Laws 31 and 33.

          33. If the Board declines to register a transfer, it shall, within three months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

          34. No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share.

                             TRANSMISSION OF SHARES
                             ----------------------

          35. In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate, letters of administration or a confirmation as executor has or have been granted in Bermuda, the Commonwealth or any part of the United States of America or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law.

          36. Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

          37. A person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.

          38. Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Laws 35, 36 and 37.
                               INCREASE OF CAPITAL
                               -------------------

          39. The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company in general meeting shall prescribe.

          40. The Board may direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

          41. The new shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.


                                ALTERATION OF CAPITAL
                                ---------------------

          42.  The Company may from time to time in general meeting:

          (a) divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

          (b) consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

          (c) subdivide its shares or any of them into shares of smaller par value than is fixed by its memorandum, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

          (d) make provision for the issue and allotment of shares which do not carry any voting rights;

          (e) cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

          (f) change the currency denomination of its share capital.

          Where any difficulty arises in regard to any division, consolidation, or subdivision under this Bye-Law, the Board may settle the same as it has expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorize some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

          43. Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws or by the terms of any series of Preference Shares in issue, the Company may by resolution in general meeting from time to time convert any preference shares into redeemable preference shares.

                              REDUCTION OF CAPITAL
                              --------------------

          44. Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time in general meeting authorize the reduction of its issued share capital or any capital redemption reserve fund or any share premium or contributed surplus account in any manner.

          45. In relation to any such reduction, the Company may in general meeting determine the terms upon which such reduction is to be effected, including, in the case of a reduction of part only of a class of shares, those shares to be affected.

                    GENERAL MEETINGS AND WRITTEN RESOLUTIONS
                    ----------------------------------------

          46. (a) The Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board may, whenever it thinks fit, and shall, when required by the Companies Acts, convene general meetings other than Annual General Meetings which shall be called Special General Meetings.

          (b) Except in the case of the removal of auditors and Directors, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Shareholders of the Company may, without a meeting and without any previous notice being required, be done by resolution in writing, signed by all of the Shareholders or their proxies, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) on behalf of such Shareholder, being all of the Shareholders of the Company who at the date of the resolution in writing would be entitled to attend a meeting and vote on the resolution. Such resolution in writing may be signed by, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts), on behalf of, all the Shareholders of the Company, or any class thereof, in as many counterparts as may be necessary.

          (c) For the purposes of this Bye-Law, the date of the resolution in writing is the date when the resolution is signed by, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts), on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this section, a reference to such date.

          (d) A resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be. A resolution in writing made in accordance with this section shall constitute minutes for the purposes of the Companies Acts and these Bye-Laws.

                           NOTICE OF GENERAL MEETINGS
                           --------------------------

          47. An Annual General Meeting shall be called by not less than 20 days' notice in writing and a Special General Meeting shall be called by not less than 20 days' notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, in the case of a Special General Meeting, the general nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-Laws 110 and 111 to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company.

          Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Bye-Law, it shall be deemed to have been duly called if it is so agreed:

          (a) in the case of a meeting called as an Annual General Meeting, by all the Shareholders entitled to attend and vote thereat;

          (b) in the case of any other meeting, by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95 percent in nominal value of the shares giving that right.

          48. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

          48A. Advance notice shall at all times be required for the nomination, other than by or at the direction of the Company's Board of Directors, of candidates for election as directors, as well as other Shareholder proposals to be considered at an

Annual General Meeting. A notice of intent to nominate a Director or raise business at the Annual General Meeting must be received by the Company not less than sixty nor more than ninety days prior to the anniversary of the prior year's Annual General Meeting, and must contain information concerning the person to be nominated or the matter to be brought before the meeting and concerning the Shareholder submitting the proposal, including the name, and business background of the person to be nominated and the Shareholder submitting the proposal and a summary of any material background information regarding the proposal, as well as other information as may from time to time be specified by the Board.

                        PROCEEDINGS AT GENERAL MEETINGS
                        -------------------------------

          49. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-Laws, Shareholders holding at least 50% of the issued Shares in the capital of the Company present in person or by proxy and entitled to vote shall be a quorum for all purposes.

          50. If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine. The Company shall give not less than 15 days' notice of any meeting adjourned through want of a quorum.

          51. A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

          52. Each Director shall be entitled to attend and speak at any general meeting of the Company.

          53. The Chairman of the Board shall preside as chairman at every general meeting. If at any meeting the Chairman is not present within five minutes after the time appointed for holding the meeting, or if the Chairman is not willing to act as chairman, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as chairman if willing to act. If no Director is present or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

          54. The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for three months or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

          55. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.
                                     VOTING
                                     ------
          56. Every Shareholder of record present in person or by proxy shall have one vote for each Common Share registered in such Shareholder's name in the Register, PROVIDED that, subject to Bye-Law 57, if and so long as the Controlled Shares of any person would, upon giving effect to the principle that holders of Common Shares shall have one vote for each Common Share so registered, confer upon such person ten percent (10%) or more of the votes that may be cast by all holders of Common Shares of the Company (any such person being referred to as an "Over-the-Threshold Common Shareholder"), each issued share comprised in such Controlled Shares shall confer only a fraction of a vote according to the following formula (the "Cut-back Formula"):

     [(T divided by 10) - 1] (rounded down to the nearest whole number) divided by C.
     Where: "T" is the aggregate number of votes conferred by all the issued Common Shares, and "C" is the number of Controlled Shares of such person.

          A number of votes equal to the excess of the number of votes that could have been cast by the Controlled Shares held by all Over-the-Threshold Common Shareholders if the Cut-back Formula were not applicable (the "Reallocable Votes") shall be reallocated equally among the Common Shares that are not included in such Controlled Shares and that are not held by other Over-the-Threshold Common Shareholders (and, to the extent permitted by Bye-Law 57, among Grandfathered Investors) in accordance with the following formula (the "Reallocation Formula"):

      R
    ------
     T-C+

     Where: "T" is used in the manner defined in the Cut-back Formula, C+ is the aggregate number of Controlled Shares of all Over-the-Threshold Common Shareholders and "R" is the aggregate number of Reallocable Votes that could be cast by all Over-the-Threshold Common Shareholders (including persons who become Over-the Threshold Common Shareholders as a result of the application of the Reallocation Formula).

          If the Application of the Reallocation Formula causes any person to become an Over-the-Threshold Common Shareholder, the Cut-back Formula shall be applied to such person's Controlled Shares (taking into account the additional votes of such shares after the application of the Reallocation Formula), and the Cut-back Formula and the Reallocation Formula shall continue to be applied until there are no Over-the-Threshold Common Shareholders.

           "Controlled Shares" in reference to any person means:

               (i) all Common Shares directly, indirectly, or constructively owned by such person within the meaning of section 958 of the Code (the "Code Formula"); and

               (ii) all Common Shares directly, indirectly or constructively owned as a result of voting power held or shared by any person or "group" of persons within the meaning of section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder (the "13(d) Formula").

          For the purposes of the application of the 13(d) Formula, "person" means any individual, firm, partnership, company, association or other entity or any "group" of persons with respect to the exercise of voting power within the meaning of section 13(d)(3) of Exchange Act and the rules and regulations thereunder. Only the Code Formula shall apply in determining the number of a person's Controlled Shares until the completion of a public offering of the Common Shares in the United States.

          The Board shall have the power and authority to make all determina tions that may be required to effectuate the provisions of this Bye-Law, including any required determination of the number of Common Shares that may be deemed to be held by any person, and such determinations shall be conclusive. All record and beneficial owners of Common Shares shall be deemed to have agreed, by virtue of their ownership thereof, to provide to the Board, at such times and in such detail as the Board may reasonably request, any information that the Board may require in order to make such determinations.

          57. The provisions of Bye-Law 56 shall be modified to apply as follows to Controlled Shares of John C Head III or the successors by will or operation of law of at least a majority of the Controlled Shares deemed to be held by him upon his death or disability ("Head"): (a) Common Shares that would be deemed to be Controlled Shares held by Head or persons who would be deemed to hold Controlled Shares together with Head ("Associated Owners") both pursuant to the 13(d) Formula but not pursuant to the Code Formula shall not be deemed owned by either Head or Associated Owners and (b) from and after the completion of a public offering of the Common Shares in the United States, Head shall be entitled to cast the number of votes that he would be entitled to cast pursuant to Bye-Law 56 if the number "10" in the Cut-back Formula was replaced by the number "4" (and Reallocable Votes shall be reallocated pursuant to the Reallocation Formula in relation to the Controlled Shares held by Head pursuant to the Cut-back Formula as so modified) (the "25% Limitation"). If Head ceases to hold Controlled Shares (applying both portions of the definition thereof) constituting at least 1% of the outstanding Common Shares, Head and his Associated Owners shall permanently cease to have the special rights conferred by this Bye-Law 57.

          58. If the Company creates, pursuant to Bye-Law 3 or otherwise, any new class or series of shares, the Company shall take such action in determining the voting rights of the holders of such class or series as may be required to assure that the Company is not characterized as a Controlled Foreign Corporation for purposes of the Code, in each case applying any resulting restrictions on voting rights equitably to all Shareholders (regardless of whether a Shareholder is a U.S. Shareholder for purposes of the Code), subject to the rights of Head and Associated Owners under Bye-Law 57.

          59. In addition to any other requirement applicable to the amendment of these Bye-Laws, Bye-Law 56 to this Bye-Law 59 inclusive may not be amended without the consent of a majority of the Common Shares deemed held by Head so long as Head has not ceased to hold Controlled Shares (applying both portions of the definition thereof) constituting at least 1% of the outstanding Common Shares.

                          VOTING AT A GENERAL MEETING
                          ---------------------------

          59A. At any general meeting, and subject at all times to Bye-Laws 56 to 59 inclusive a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:

               (1) the chairman of the meeting; or
               (2) at least three Shareholders present in person or represented by proxy; or
               (3) any Shareholder or Shareholders present in person or
                   represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Shareholders having the right to vote at such meeting; or
               (4) a Shareholder or Shareholders present in person or
                   represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

          The demand for a poll may be withdrawn by the person or any of the persons making it at any time prior to the declaration of the result where it is carried out. Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and any entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such resolution.

          59B. If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

          59C. A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three months after the date of the demand) and place as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

          59D. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

          59E. On a poll, votes may be cast either personally or by proxy.

          59F. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

          59G. In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail.

          59H. In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

          59I. A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

          59J. No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

          59K. If:

               (1) any objection shall be raised to the qualification of any voter; or

               (2) any votes have been counted which ought not to have been counted or which might have been rejected; or

               (3) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

                            U.S. REPORTING AND PROXY
                            ------------------------

          60. (a) So long as the Company is required to maintain the registration of its Common Shares under section 12 of the Exchange Act but continues to be exempt (by virtue of its qualification as a "foreign private issuer", as defined in rule 3b-4 under the Exchange Act, or for any other reason):

               (i) from the periodic filing and reporting requirements under Regulation 13A under the Exchange Act that are applicable to a private issuer of equity securities registered under the Exchange Act that is not a foreign private issuer (a "U.S. private issuer"), then the Company shall nevertheless comply with the periodic reporting provisions and related disclosure requirements, including filing requirements with the U.S. SEC, that are applicable to a U.S. private issuer whose equity securities are registered under section 12 of the Exchange Act; or

               (ii) from the requirements imposed upon U.S. private issuers pursuant to sections 14(a), (b) and (c) of the Exchange Act with regard to the preparation and dissemination of proxy and information statements, then the Company shall nevertheless be required to comply, and all record or beneficial owners of Common Shares shall be required to comply, in connection with any dissemination of information or solicitation of proxies relating to action at a meeting of Shareholders or a solicitation of consents for Shareholder action, with all provisions of Regulations 14A and 14C under the Exchange Act other than those that relate to filing requirements with the U.S. SEC, requirements to include Shareholder proposals in proxy materials pursuant to Rule 14a-8, and requirements with respect to the approval of certain transactions pursuant to item 14 of
     Schedule 14A, PROVIDED THAT, in lieu of the application of the provisions of rules 14a-9 and 14c-6, the following provision shall apply, interpreted in accordance with the Companies Act and any applicable Bermuda law: No dissemination of information or solicitation of proxies shall be made by the Company or any record or beneficial owner of Common Shares containing any statement that, at the time and under the circumstances under which it is made, is false or misleading with respect to any material fact or that omits to state any material fact necessary in order to make the statements therein not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or with respect to the same matter that has become false or misleading.

          (b) The following rules and items under the Exchange Act shall be applicable to the Company and its record and beneficial Shareholders in compliance with the foregoing principles:

     Rules: 14a-1, 14a-2, 14a-3(a) (but, with regard to specific matters, only to the extent specified below with respect to specific disclosures required by Schedule 14A), (b), (d), (e) and (f)(1), 14a-4, 14a-5, 14a-7, 14a-10,
     14a-11(a), (b) and (f), 14a-12(a), 14a-13, 14a-14, 14c-1, 14c-2(a) (but,
     with regard to specific matters, only to the extent specified below with respect to specific disclosures required by Schedule 14C) and (b), 14c-3(a), 14c-4 and 14c-7.

     Schedule 14A:  Items 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 15, 16, 17,
     18, 19, 20 (but not with respect to matters analogous to those governed by items 14) and 21.

     Schedule 14C: Items 1 (to the extent required by the items specified with respect to Schedule 14A above), 2, and 3.

          (c) All references to U.S. laws, regulations, rules and schedules in this Bye-Law are to such provisions as in effect on 3 December 1997 and to any successor provisions thereto.

          (d) No amendment to this Bye-Law 60 shall be effective without the approval in general meeting of 66-2/3% of the Common Shares represented in person or by proxy at such meeting.

                     PROXIES AND CORPORATE REPRESENTATIVES
                    --------------------------------------

          61. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorized by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorized to sign the same.

          62. In the event that none of the Common Shares are listed on the Nasdaq National Market, the provisions of this Bye-Law 62 shall apply. Any Shareholder may appoint a standing proxy or (if a corporation) representative by depositing at the Registered Office a proxy or (if a corporation) an authorisation and such proxy or authorisation shall be valid for all general meetings and adjournments thereof until notice of revocation is received at the Registered Office. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorisation, and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

          63. Subject to Bye-Law 62, the instrument appointing a proxy, together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any document sent therewith) prior to the holding of the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

          64. In the event that none of the Common Shares are listed on the Nasdaq National Market, the following provisions of this Bye-Law 64 shall apply. Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting forms of instruments of proxy for use at that meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

          65. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) one hour at least before the commencement of the meeting or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

          66. Subject to the Companies Acts, the Chairman of the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as he thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at general meetings.

                APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS
               -------------------------------------------------

          67. Unless otherwise determined by the Company in General Meeting, the number of Directors shall not be fewer than two [and there shall be no maximum number]. All Directors, upon election or appointment, must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within thirty days of their appointment.

          68. There shall be three classes of Directors, with initial terms of office of varying duration, with the result that there shall be a rotating Board. The classes of Directors shall be known as Class 1, Class 2 and Class 3 and shall initially be established among the current Board at the Board meeting at which these Bye-Laws are adopted subject to the Shareholders' approval. The initial Class 1, Class 2 and Class 3 Directors shall serve in office as follows. Class 1 shall retire at the first Annual General Meeting following the completion of the offering (the "Effective Date"). Class 2 shall retire at the second Annual General Meeting following the Effective Date, and Class 3 shall retire at the third Annual General Meeting following the Effective

Date. This sequence shall be repeated thereafter. Each director in a Class shall be eligible for re-election at the Annual General Meeting of the Company at which such Class shall retire, to hold office for three years or until its successors are elected or appointed.

          69A. Any additional Directors elected so as to increase the total number of Directors then in office shall be elected to such Class as will ensure that the number of Directors in each Class remains equal, and if that is not possible, to the Class which is retiring at the Annual General Meeting at which such Director is elected or, if any such Director is elected otherwise than at an Annual General Meeting to the Class which was elected at the most recent prior Annual General Meeting.

          69B. If at the meeting at which a Director retires by rotation, the Company does not fill the vacancy so created, the retiring Director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the Director is put to the meeting and lost.

          70. No person other than a Director retiring by rotation shall be appointed or reappointed a Director at any general meeting unless:

               a)  he is recommended by the Board, or

               b) subject to Bye-Law 48A, not less than 60 nor more than 90 clear days before the date appointed for the meeting, notice executed by a Shareholder qualified to vote at the meeting has been given to the Company of the intention of that Shareholder to propose that person for appointment or reappointment.

          70A. Except as otherwise authorized by the Companies Acts, the appointment of any person proposed as a Director shall be effected by a separate resolution.

          70B. Subject as aforesaid, the Company may by ordinary resolution appoint a person who is willing to act to be a Director either to fill a vacancy or as an additional director and may also determine the rotation in which any additional directors are to retire.

          70C. The Board may appoint one or more persons willing to act to be a Director, either to fill a vacancy or vacancies or, if the Board is authorized by a Resolution, as an additional Director or Directors. A Director so appointed shall hold office only until the next following Annual General Meeting, and shall not be taken into account in determining the Directors who are to retire by rotation at the meeting, and shall then be eligible for re-election.

          70D. Subject as aforesaid, a Director who retires at an Annual General Meeting may, if willing to act, be reappointed. If he is not reappointed, he shall retain office until the meeting appoints someone in his place, or if it does not do so, until the end of the meeting.

          70E. Directors may be removed without cause by vote of the Shareholders. Notwithstanding the preceding, a Director may not be removed at a General Meeting unless notice of any such meeting shall have been served upon the Director concerned not less than fourteen (14) days before the meeting and he shall be entitled to be heard at that meeting, and provided further that the
                                                      -------- -------
Resolution removing
any Director is duly adopted by Shareholders holding not less than seventy-five percent (75%) of the shares of the Company entitled to vote at such meeting. Any vacancy created by the removal of a Director at a General Meeting may be filled at such meeting by the election of another Director in his place or, in the absence of any such election, by the Board.

                 RESIGNATION AND DISQUALIFICATION OF DIRECTORS
                 ---------------------------------------------

          70F. The office of a Director shall be vacated upon the happening of any of the following events:

               (1) if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

               (2) if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

               (3) if he becomes bankrupt under the laws of any country or compounds with his creditors;

               (4) if he is prohibited under the laws of any country from being a Director;

               (5) if he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Bye-Laws.

                              ALTERNATE DIRECTORS
                              -------------------

          70G. The Company may by Resolution elect any person or persons to act as Directors in the alternative to any of the Directors or may authorise the Board to appoint such Alternate Directors and a Director may appoint and remove his own Alternate Director. Any appointment or removal of an Alternate Director by a Director shall be effected by depositing a notice of appointment or removal with the Secretary at the Registered Office, signed by such Director, and such appointment or removal shall become effective on the date of receipt by the Secretary. Any Alternate Director may be removed by Resolution of the Company and, if appointed by the Board, may be removed by the Board. Subject as aforesaid, the office of Alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

          70H. An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

          70I. Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provide to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

                        DIRECTORS' FEES AND ADDITIONAL
                           REMUNERATION AND EXPENSES
                        ------------------------------

          71. The amount, if any, of Directors' fees shall from time to time be determined by the Board, or any committee of the Board established for such purpose, such fees shall be deemed to accrue from day to day. Each Director may be paid his reasonable travel, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

                                DIRECTORS' INTERESTS
                               ---------------------

          72. (a) A Director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

               (b) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor), and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.
               (c) Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

          (d) So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

          (e) Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

                        POWERS AND DUTIES OF THE  BOARD
                        -------------------------------

          73. Subject to the provisions of the Companies Acts and these Bye-Laws and to any directions given by the Company in general meeting, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws, and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

          74. The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.

          75. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

          76. The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director, who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

          77. The Board may from time to time appoint one or more of its body to be a managing director, joint managing director or an assistant managing director or to hold any other employment or executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

                        DELEGATION OF THE BOARD'S POWERS
                        --------------------------------

          78. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

          79. The Board may entrust to and confer upon any Director or officer any of the powers exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers, but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

          80. The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board.

                            PROCEEDINGS OF THE BOARD
                            ------------------------

          81. The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting.

          82. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him by post, cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose. A Director may waive notice of any meeting either prospectively or retrospectively.

          83. (a) The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be a majority of the Directors. Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

          (b) A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Acts and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested, and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.

          84. So long as at least two Directors remain in office, the continuing Directors may act notwithstanding any vacancy on the Board but, if only one Director remains, the sole remaining Director shall act only for the purpose of calling a general meeting.

          85. The Chairman of the Board shall preside as chairman at every meeting of the Board. If at any meeting the Chairman is not present within five minutes after the time appointed for holding the meeting, or if the Chairman is not willing to act as chairman, the Directors present may chose one of their number to be chairman of the meeting.

          86. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

          87. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

          88. A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

          89. All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorized by the Board or any committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorized.


                                OFFICERS
                               ---------

          90. The officers of the Company shall be elected by the Board as soon as possible after the statutory meeting and each annual general meeting. Any person elected or appointed pursuant to this Bye-Law shall hold office for such period upon such terms as the Board may determine, and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such officer may have against the Company or the Company may have against such officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Board.

                                    MINUTES
                                    -------

          91. The Directors shall cause minutes to be made and books kept for the purpose of recording -

               (a) all appointments of officers made by the Directors;

               (b) the names of the Directors and other persons (if any) present at each meeting of Directors and of any committee;

               (c) of all proceedings at meetings of the Inspectors of the Company, of the holders of any class of shares in the Company, and of committees.

                                   SECRETARY
                                   ---------

          92. The Secretary shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit, and any Secretary so appointed may be removed by the Board. The duties of the Secretary shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

          93. A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

                                   THE SEAL
                                   --------

          94. (a) The Seal shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of incorporation across the centre thereof. Should the Seal not have been received at the

Registered Office in such form at the date of adoption of this Bye-Law then, pending such receipt, any document requiring to be sealed with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of incorporation typewritten across the centre thereof.

          (b) The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee of the Board authorized by the Board in that behalf. Subject to these Bye-Laws, any instrument to which a Seal is affixed shall be signed by a Director and by the Secretary or by a second Director; provided that the Secretary or a Director may affix a Seal over his signature alone to authenticate copies of these Bye-Laws, the minutes of any meeting or any other documents requiring authentication.


                               DIVIDENDS AND OTHER PAYMENTS
                               ----------------------------

          95. The Board may from time to time declare cash dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests including such interim dividends as appear to the Board to be justified by the position of the Company. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

          96. Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

          (a) all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the shares in respect of which the dividend or distribution is paid, and an amount paid up on a share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the share;

          (b) dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

          97. The Board may deduct from any dividend, distribution or other moneys payable to a Shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

          98. The Board in its absolute discretion may determine that no dividend, distribution or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

          99. Any dividend, distribution, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk, and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other moneys payable or property distributable in respect of the shares held by such joint holders.

          100. Any dividend or distribution out of contributed surplus unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company, and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.


          101. The Board may direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend the Board may settle it as it thinks expedient, and in particular may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board.

                                    RESERVES
                                    --------

          102. The Board may, before paying or declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Shareholders may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which they may think it prudent not to distribute.

                           CAPITALIZATION OF PROFITS
                           -------------------------

          103. The Board may at any time and from time to time resolve that it is desirable to capitalize all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account or any capital redemption reserve fund and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, and the Board shall give effect to such resolution, provided that for the purpose of this Bye-Law, a share premium account and a capital redemption reserve fund may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid, and provided further that any sum standing
                                         -------- -------
to the credit of a share premium account may only be applied in crediting as fully paid shares of the same class as that from which the relevant share premium was derived.

          104. Where any difficulty arises in regard to any distribution under the last preceding Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto, and such appointment shall be effective and binding upon the Shareholders.

                                 RECORD DATES
                                 ------------

          105. Notwithstanding any other provisions of these Bye-Laws, the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of general meetings. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is dispatched.

                               ACCOUNTING RECORDS
                              -------------------

          106. The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Companies Acts.

          107. The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors: PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period. No Shareholder (other than an officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorized by the Board or the Company in general meeting.

          108. A copy of the financial statements which are to be laid before the Company in general meeting, together with a copy of the auditor's report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.
                                     AUDIT
                                     -----
          109. Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

                     SERVICE OF NOTICES AND OTHER DOCUMENTS
                     --------------------------------------

          110. Any notice or other document (including a share certificate) may be served on or delivered to any Shareholder by the Company either personally or by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by delivering it to or leaving it at such registered address. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by post shall be deemed to have been served or delivered seven days after it was put in the post, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post.


          111. Any notice of a general meeting of the Company shall be deemed to be duly given to a Shareholder if it is sent to him by cable, telex, telecopier or other mode of representing or reproducing words in a legible and non transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served twenty-four hours after its despatch.

          112. Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

                                   WINDING UP
                                   ----------

          113. If the Company shall be wound up, the liquidator may, with the sanction of a resolution of the Company and any other sanction required by the Companies Acts, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidation may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

                                   INDEMNITY
                                   ---------

          114. (a) To the extent not prohibited by law, the Company shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Company to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Company, or is or was serving in any capacity at the request of the Company for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not Directors or officers of the Company may be similarly indemnified in respect of service of the Company or to an Other Entity at the request of the Company to the extent the Board at any time specifies that such persons are entitled to the benefits of this Bye-Law.

          (b) The Company shall, from time to time, reimburse or advance to any Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; PROVIDED, HOWEVER, that, if required by the Companies Acts, such expenses incurred by or on behalf of the Director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Company of an undertaking, by or on behalf of such Director or officer (or other persons indemnified hereunder), to repay any such amount so advanced if it is ultimately determined by final judicial decision from which there is no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses.

         (c) The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Bye-Law shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the Memorandum of Association, these Bye-Laws, any agreement, any vote of Shareholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

          (d) The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Bye-Law shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

          (e) The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Bye-Law, the Memorandum of Association or under any applicable provision of the Companies Act.

          (f) The provisions of this Bye-Law shall be a contract between the Company, on the one hand, and each Director and officer who serves in such capacity at any time while this Bye-Law is in effect or before and any other person indemnified hereunder, on the other hand, pursuant to which the Company and each such Director, officer or other person intend to be legally bound. No repeal or modification of this Bye-Law shall affect any rights or obligations with respect to any state of facts then or theretofore existing or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

          (g) The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Bye-Law shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Company. Neither the failure of the Company (including its Board of Directors, its independent legal counsel and its Shareholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Company (including its Board of Directors, its independent legal counsel and its Shareholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

          (h) Any Director or officer of the Company serving in any capacity for
(i) another company of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Company or
(ii) any employee benefit plan of the Company or any company referred to in sub-clause (a) hereof shall be deemed to be doing so at the request of the Company.

          (i) Any person entitled to be indemnified or to reimburse ment or advancement of expenses as a matter of right pursuant to this Bye-Law may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of Bermuda law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought.
Such election shall be made, by a notice in writing to the Company, at the time indemnifi cation or reimbursement or advancement of expenses is sought; PROVIDED, HOWEVER, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

                            ALTERATION OF BYE-LAWS
                            ----------------------

          115. Subject to the provisions of any Bye-Law requiring a specific level of shareholder approval, these Bye-Laws may be amended from time to time in the manner provided for in these Bye-Laws and in the Companies Acts, provided that the following Bye-Laws may be amended only with the approval of 75% of the Common Shares outstanding from time to time, namely, Bye-Laws 3(a)(i), 7, 8, 48A, 67, 68, 69A, 69B, 70A-70E, 72-74, 77-81, 83, 85, 86, 88-90, 95, 96, 101-
103, 105, 114 and this Bye-Law 115.

                                     INDEX
                                     -----


Bye-Law                        Subject                        Page
--------                       -------                        ----

       1  Interpretation                                        1-3

       2  Registered Office                                       3

    3, 4  Share Rights                                          4-6

    5, 6  Modification of Rights                                  6

     7-9  Shares                                                  7

   10-12  Certificates                                         7, 8

   13-15  Lien                                                 8, 9

   16-21  Calls on Shares                                     10-11

   22-28  Forfeiture of Shares                                11-13

      29  Register of Shareholders                               13

      30  Register of Directors and Officers                     13

   31-34  Transfer of Shares                                 14, 15

   35-38  Transmission of Shares                             15, 17

   39-41  Increase of Capital                                    17

  42, 43  Alteration of Capital                              18, 19

  44, 45  Reduction of Capital                                   19

      46  General Meetings                                    19-21

  47, 48  Notice of General Meetings                         21, 22

   49-55  Proceedings at General Meetings                     22-24

   56-59  Voting                                              24-31

      60  U.S. Reporting and Proxy                            31-33

   61-66  Proxies and Corporate Representatives               33-36

  67-70E  Appointment and Removal of Directors                36-39

     70F  Resignation and Disqualification of Directors          39

 70G-70I  Alternate Directors                                 39-41

      71  Directors' Fees and Additional Remuneration and        41
          Expenses

                                                                               2
Bye-Law                        Subject                        Page
--------                       -------                        ----

      72  Directors' Interests                                41-43

   73-77  Powers and Duties of the Board                      43-45

   78-80  Delegation of the Board's Powers                   45, 46

   81-89  Proceedings of the Board                            46-48

      90  Officers                                           48, 49

      91  Minutes                                                49

  92, 93  Secretary                                          49, 50

      94  The Seal                                               50

  95-101  Dividends and other Payments                        50-53

     102  Reserves                                               53

103, 104  Capitalization of Profits                          53, 54

     105  Record Dates                                       54, 55

 106-108  Accounting Records                                     55

     109  Audit                                              55, 56

 110-112  Service of Notices and Other Documents             56, 57

     113  Winding Up                                             57

     114  Indemnity                                           57-61

     115  Alteration of Bye-Laws                                 62

                               TABLE OF CONTENTS
                               -----------------


                                                   Page
                                                   ----

INTERPRETATION...................................... 1

REGISTERED OFFICE................................... 3

SHARE RIGHTS........................................ 4

MODIFICATION OF RIGHTS.............................. 6

SHARES.............................................. 7

CERTIFICATES........................................ 7

LIEN                                                 8

CALLS ON SHARES.....................................10

FORFEITURE OF SHARES................................11

REGISTER OF SHAREHOLDERS............................13

REGISTER OF DIRECTORS AND OFFICERS..................13

TRANSFER OF SHARES..................................14

TRANSMISSION OF SHARES..............................15

INCREASE OF CAPITAL.................................17

ALTERATION OF CAPITAL...............................18

REDUCTION OF CAPITAL................................19

GENERAL MEETINGS AND WRITTEN RESOLUTIONS............19

NOTICE OF GENERAL MEETINGS..........................21

PROCEEDINGS AT GENERAL MEETINGS.....................22

VOTING..............................................24

VOTING AT A GENERAL MEETING.........................28

U.S. REPORTING AND PROXY............................31

PROXIES AND CORPORATE REPRESENTATIVES...............33

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS....36

RESIGNATION AND DISQUALIFICATION OF DIRECTORS.......39

ALTERNATE DIRECTORS.................................39

DIRECTOR'S FEES AND ADDITIONAL REMUNERATION
AND EXPENSES........................................41

DIRECTORS' INTERESTS................................41

POWERS AND DUTIES OF THE  BOARD.....................43

DELEGATION OF THE BOARD'S POWERS....................45

PROCEEDINGS OF THE BOARD............................46

OFFICERS............................................48

MINUTES.............................................49

SECRETARY...........................................49

THE SEAL............................................50

DIVIDENDS AND OTHER PAYMENTS........................50

RESERVES............................................53

CAPITALIZATION OF PROFITS...........................53

RECORD DATES........................................54

ACCOUNTING RECORDS..................................55

AUDIT                                               55

SERVICE OF NOTICES AND OTHER DOCUMENTS..............56

WINDING UP..........................................57

INDEMNITY...........................................57

ALTERATION OF BYE-LAWS..............................62




                                      iii